Exhibit 99.01

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement” or this “Amendment Agreement’) is made and entered into as of September 26, 2003 (the “Effective Date”) by and among Versant Corporation, a California corporation (“Versant”) and the undersigned persons who are former stockholders of Mokume Software, Inc. (collectively, the “Mokume Stockholders” and each a “Mokume Stockholder”).

R E C I T A L S

A.            Versant, VM Merger Corp., a subsidiary of Versant (“Sub”), Mokume Software, Inc., a Delaware corporation (“Mokume”) and the persons who where then the stockholders of Mokume entered into a certain Agreement and Plan of Reorganization dated as of November 19, 2002 (the “Merger Agreement”).  Pursuant to the Merger Agreement, Sub was merged with and into Mokume, the outstanding shares of Mokume were converted into an aggregate total of 2,424,000 shares of Versant’s Common Stock (the “Merger Shares”) and Mokume became a wholly-owned subsidiary of Versant.  Capitalized terms used in this Agreement but not defined herein will have the same meaning that such capitalized terms have in the Merger Agreement. The Merger Shares are held by the Mokume Stockholders in the respective amounts set forth in Exhibit A hereto.

B.            Pursuant to the Merger Agreement, fifty percent (50%) of the Merger Shares (a total of 1,212,000 shares of Versant Common Stock) were made subject to Versant’s right to repurchase such shares under the “Repurchase Right” (as defined in the Merger Agreement) and such shares are referred to in the Merger Agreement and in this Agreement as the “Contingent Shares”. The Contingent Shares held by Ajay Jain, Vikrant Ghai and Shailendra Burman (the “Vesting Shares”) were also subject to an additional repurchase right of Versant referred to in the Merger Agreement and in this Agreement as the “Repurchase Restriction” pursuant to a vesting schedule set forth in Exhibit B of the Merger Agreement.  The Merger Agreement also provided that fifty percent (50%) of the Merger Shares (a total of 1,212,000 shares of Versant Common Stock) were never to be subject to either the Repurchase Right or the Repurchase Restriction, and such shares are referred to in the Merger Agreement and in this Agreement as “Exempt Shares”.  Under the Merger Agreement and this Agreement, the term “Earned Shares” means any Contingent Shares (including Vesting Shares) that, pursuant to the terms of the Merger Agreement, are no longer subject to the Repurchase Right or the Repurchase Restriction.  The Merger Agreement provides that Contingent Shares would not become Earned Shares unless and until the “Revenue Objective” was fully achieved by the “Deadline Date”.

C.            Under the terms of the Merger Agreement, the Merger Shares are potentially subject to forfeiture to satisfy certain claims of indemnification that may be asserted by Versant under the Merger Agreement.

D.            Versant and the Mokume Stockholders have had certain different understandings regarding the application of the terms of the Merger Agreement and desire to enter into this Amendment Agreement to fully and finally resolve and settle any and all such differences by amending the Merger Agreement as provided herein and in making certain other agreements pursuant to this Amendment Agreement.

NOW THEREFORE, in consideration of the foregoing recited facts, the parties’ agreements herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.             Treatment of Merger Shares.  Subject to the terms and conditions of this Agreement, the parties hereby agree as follows:

1.1           Original Exempt Shares. The 1,212,000 outstanding shares of Versant Common Stock owned by the Mokume Stockholders, which originally constituted the Exempt Shares, shall continue to be Exempt Shares and shall be free of the Repurchase Right and the Repurchase Restriction.

1.2           Earned Shares.  Effective upon the Effective Date, a total of 848,400 outstanding shares of Versant Common Stock owned by the Mokume Stockholders which, immediately prior to the Effective Date, were Contingent Shares (and/or Vesting Shares) shall become, and shall be deemed to be, Earned Shares for all purposes of the Merger Agreement and shall be free of the Repurchase Right and the Repurchase Restriction.

1.3           Forfeited Shares.  Effective upon the Effective Date, a total of 363,600 shares of Versant Common Stock owned by the Mokume Stockholders which, immediately prior to the Effective Date, were Contingent Shares and/or, as applicable, Vesting Shares (collectively, the “Forfeited Shares”) shall, with the consent of the undersigned Mokume Stockholders, be irrevocably forfeited, assigned back to Versant and cancelled by them and such Forfeited Shares shall cease to be outstanding shares of Versant Common Stock and no undersigned Mokume Stockholder shall have any right, title or interest in or to any of the Forfeited Shares. The undersigned Mokume Stockholders agree that the above-described forfeiture, assignment-back and cancellation of the Forfeited Shares shall be effected without the need for any payment by Versant of any cash or any other consideration beyond Versant’s agreements under this Amendment Agreement.

1.4           Remaining Merger Shares; Percentages. As used herein, the term “Remaining Merger Shares” shall mean the 2,060,400 Merger Shares described in Sections 1.1 and 1.2 above and shall not include the Forfeited Shares.  The Remaining Merger Shares will constitute eighty-five percent (85%) of the original Merger Shares and the Forfeited Shares will constitute fifteen percent (15%) of the original Merger Shares.

1.5           Pro Rata Forfeiture of Forfeited Shares.  The forfeiture of the Forfeited Shares shall be borne by each Mokume Stockholder on a pro rata basis according to the number of Merger Shares owned by each Mokume Stockholder on the Effective Date so that the number of Merger Shares held and owned by each Mokume Stockholder will be reduced by that number of Merger Shares which equals the product obtained by multiplying (a) the number of Forfeited Shares (363,600 shares) by (b) a fraction whose numerator is (i) the total number of Merger Shares owned by such Mokume Stockholder on the Effective Date and (ii) whose denominator is 2,424,000 shares; provided, however, that notwithstanding the foregoing, if this Agreement is not executed and delivered by all the original Mokume Stockholders who are listed on Exhibit A hereto by October 26, 2003, then the forfeiture of the Forfeited Shares shall instead be borne solely by the Mokume Stockholders who are signatories to this Agreement (“Signatory Mokume Stockholders”) on a pro rata basis according to the number of Merger Shares owned by each such Signatory Mokume Stockholder on the Effective Date and the number of Merger Shares held and owned by each Signatory Mokume Stockholder will be reduced by that number of Merger Shares which equals the product obtained by multiplying (a) the number of Forfeited Shares (363,600 shares) by (b) a fraction whose numerator is (i) the total number of Merger Shares owned by such Signatory Mokume Stockholder on the Effective Date and (ii) whose denominator is the total number of Merger Shares owned by all Signatory Mokume Stockholders on the Effective Date.

2.             Indemnification Provisions.  The parties hereby agree as follows:

2.1           Release of Initial Released Shares.  Subject to the terms and conditions of this Agreement, on the Effective Date a total of up to 606,400 of the Remaining Merger Shares (the “Initial Released Shares”) shall cease to be “Indemnity Shares” (as defined in Article 11 of the Merger Agreement) and shall cease to be subject to forfeiture as a result of an Indemnity Claim or Claims by Versant under Article 11 of the Merger Agreement. The Initial Released Shares shall be released to the Signatory Mokume Stockholders on a pro rata basis according to the number of Merger Shares owned by each Mokume Stockholder on the Effective Date so that the number of each Signatory Mokume Stockholder’s Remaining Merger Shares that will be Initial Released Shares shall be that number of such Signatory Mokume Stockholder’s Remaining Merger Shares that is equal to the product obtained by multiplying (a) the number of the Initial Released Shares (606,400 shares) by (b) a fraction whose numerator is (i) the total number of Merger Shares owned by such Signatory Mokume Stockholder on the Effective Date and (ii) whose denominator is 2,424,000 shares. Versant shall issue and release to the Signatory Mokume Stockholders stock certificates representing the Initial Released Shares as promptly as is reasonably practicable after the Effective Date.

2.2           Payment of Accrued Indemnifiable Loss.  The parties acknowledge and agree that (a) Versant has previously asserted Indemnity Claims against the Mokume Stockholders and the Merger Shares pursuant to Article 11 of the Merger Agreement which are Uncontested Claims as defined in the Merger Agreement and that Versant has incurred expenses constituting Indemnifiable Loss with respect to  such Indemnity Claims. The parties agree that on May, 19, 2004 the Mokume Stockholders will, either (a) pay Versant in cash a sum equal to the total amount of the then accrued Indemnifiable Loss incurred by Versant through May 19, 2004, as mutually agreed upon by Versant and the “Representative” of the Mokume Stockholders (currently Ajay Jain) as defined under the Merger Agreement (such amount being hereinafter called the “Accrued Indemnifiable Loss”) or (b) forfeit to Versant and cancel that number of the Remaining Merger Shares that equals the quotient obtained by dividing (i) the amount of the Accrued Indemnifiable Loss by (ii) the Value Per Versant Share (as defined in the Merger Agreement) that is applicable to such Indemnity Claim or Claims in accordance with the terms of the Merger Agreement.  In the event Versant and Ajay Jain cannot agree on the amount of the Accrued Indemnifiable Loss, then standard arbitration clauses apply as found in the Merger Agreement.

2.3           Contingent Release of Remaining Merger Shares from Indemnity Claims.  Subject to the terms and conditions of this Section and Section 2.4, after the Effective Date the respective numbers of the Remaining Merger Shares indicated in subparagraphs 2.3 (a), (b) and (c) below, respectively, shall cease to be “Indemnity Shares” (as defined in Article 11 of the Merger Agreement) as of the dates set forth below, and on such dates shall cease to be subject to forfeiture to Versant as a result of an Indemnity Claim or Claims by Versant under Article 11 of the Merger Agreement:

(a)           On November 19, 2003, 303,000 Remaining Merger Shares shall cease to be “Indemnity Shares”;

(b)           Subject to the provisions of Section 2.2 above, on December 19, 2003, and on the nineteenth (19th) day of each of the five (5) successive calendar months thereafter (ending on May 19, 2004), a total of 76,833 Remaining Merger Shares shall cease to be “Indemnity Shares” (except that, on May 19, 2004 only, a total of 76,835 Remaining Merger Shares shall cease to be “Indemnity Shares”); and

(c)           On November 19, 2004 a total of 690,000 Remaining Merger Shares shall cease to be “Indemnity Shares”; provided, however, that notwithstanding the foregoing provisions of this subparagraph (c), if on November 19, 2004 any subject matter of the Indemnity Claims which have been asserted by Versant under the Merger Agreement on or before September 25, 2003 has not been settled or has not become the subject of a lawsuit, then instead of ceasing to be “Indemnity Shares” on

November 19, 2004 as provided above, such 690,000 Remaining Merger Shares will cease to be “Indemnity Shares” on the following schedule:  (i) on November 19, 2004 345,000 of such Remaining Merger Shares would cease to be “Indemnity Shares” and (ii) the remaining 345,000 of such Remaining Merger Shares would cease to be “Indemnity Shares” at the rate of  43,125 of such Remaining Merger Shares on the last day of each successive calendar month beginning on December 19, 2004 and ending on July 19, 2005.

Any Remaining Merger Shares that cease to be “Indemnity Shares” under the provisions of any of the subparagraphs of this Section 2.3 shall be allocated among the Mokume Stockholders pro rata according to the number of Merger Shares owned by each Mokume Stockholder immediately prior to the Effective Date.  Versant shall issue and release to the Mokume Stockholders stock certificates representing the Remaining Merger Shares that cease to be “Indemnity Shares” under any of the provisions of this Section 2.3 as promptly as is reasonably practicable after such Remaining Merger Shares cease to be “Indemnity Shares” in accordance with this Section 2.3 and the provisions of Section 2.4.

2.4           Retention of Remaining Merger Shares.  Notwithstanding the foregoing provisions of Section 2.3, in the event that Versant suffers or incurs any Indemnifiable Loss on or after the date of this Agreement, then:  (a) Versant shall retain its rights hereunder to recover such Indemnifiable Loss from the forfeiture of any Remaining Merger Shares that have not ceased to be “Indemnity Shares” prior to the date on which Versant suffers or incurs such Indemnifiable Loss (such Remaining Merger Shares being hereinafter called “Retained Shares”) and (b) unless and until any Indemnity Claim made or asserted by Versant with respect to any such Indemnifiable Loss has been finally resolved or settled, such Retained Shares shall not cease to be Indemnity Shares and shall remain subject to forfeiture to Versant as a result of an Indemnity Claim or Claims by Versant under Article 11 of the Merger Agreement as provided in Article 11 of the Merger Agreement.  If any Retained Shares are forfeited by Mokume Stockholders pursuant to the provisions of the Merger Agreement, as amended hereby, then the order in which such Retained Shares shall be forfeited shall be in the same order as which such Retained Shares would otherwise have been released from Indemnity Claims pursuant to the provisions of this Agreement, so that those Retained Shares that would be the first to be released under such provisions of this Agreement shall be the first to be forfeited and those that would be the last to be released under such provisions of this Agreement shall be the last to be forfeited.

2.5           Cooperation.  Versant agrees with Ajay Jain as the Representative, that it will cooperate with Mr. Jain by having a representative of Versant (initially to be Loni Kupchanko) meet with Mr. Jain at reasonable intervals to discuss, monitor and review any defense by Versant of any demand, claim, suit or proceeding which is the subject of an Indemnity Claim by Versant under the Merger Agreement with the objective of avoiding Versant’s incurrence of unreasonable out-of-pocket costs and expenses in connection with the defense of any such demand, claim, suit or proceeding; provided however, that nothing in this Section 2.5 is intended to (a) restrict or limit Versant’s right to control the defense of any Third-Party Claim (as defined in the Merger Agreement) or (b) to restrict Versant’s right to defend its interests as determined by Versant’s management and/or Board of Directors.

2.6           Payment of Indemnity Claims.  Notwithstanding the provisions of the Merger Agreement, in lieu of forfeiting Remaining Merger Shares in satisfaction of Indemnity Claims made by Versant under Article 11 of the Merger Agreement, Versant agrees that the Representative may elect to pay the amount of Indemnifiable Loss which Versant is entitled to recover under such Indemnity Claims (or any settlement thereof) in cash.

2.7           Other Provisions.  Versant will not be obligated to return, release or deliver any Versant stock certificates representing any Remaining Merger Shares except as expressly provided in this

Agreement.  The provisions of Section 2.5.3 of the Merger Agreement are expressly agreed to be superseded and replaced by the provisions of this Agreement.  For purposes of the Merger Agreement, the term “Release Date” will hereafter mean, with respect to any Remaining Merger Shares, the date on which such Remaining Merger Shares cease to be “Indemnity Shares” and cease to be subject to forfeiture to Versant as a result of an Indemnity Claim or Claims by Versant under Article 11 of the Merger Agreement, as amended by this Agreement.

3.             Restrictions on Remaining Merger Shares.  Notwithstanding anything herein to the contrary, the Mokume Stockholders agree that:

(a)           no Mokume Stockholder may sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of (collectively “Transfer”), any of such Stockholders’ Remaining Merger Shares unless and until such Remaining Merger Shares cease to be Indemnity Shares that are potentially subject to forfeiture to satisfy Indemnity Claims by Versant under Article 11 of the Merger Agreement;

(b)           in addition (and not in lieu of the restriction imposed under Section 3(a) above),  neither Vikrant Ghai or Manish Chandra may Transfer any Remaining Merger Shares until February 28, 2004;

provided, however, that notwithstanding the provisions of Sections 3(a) and (b) above, and subject to any other legal or contractual restrictions on their ability to Transfer Remaining Merger Shares, Vikrant Ghai and Manish Chandra shall be permitted to Transfer their Initial Released Shares  provided that Versant is given advance notice and approves of such Transfer and that such Transfer is completed in compliance with all applicable state and federal securities laws, including but not limited to SEC Rule 144 and Rule 10b-5 under the Securities Exchange Act of 1934, as amended and Versant’s securities trading policies.

4.             Other Matters.  The parties also agree as follows:

4.1           The parties agree that Versant has no specific commitment or obligation, under the Merger Agreement, any other agreement or otherwise, to provide any specific levels of funding, personnel or other support, to the Real-Time Computing Business (as defined in the Merger Agreement) or to Versant’s real-time initiative.

4.2           There shall be no amendment to or change to the employment arrangements and agreements between Versant, on the one hand, and Ajay Jain and Vikrant Ghai, on the other hand, except as expressly provided for in this Agreement regarding the treatment of their Vesting Shares.

4.3           The parties agree that Versant has no obligation to provide the Mokume Stockholders any representation on Versant’s Board of Directors.

5.             Agreements and Indemnification by Certain Signatory Mokume Stockholders.   The parties acknowledge and agree that it is their intent that this Agreement become Effective on the Effective Date even if this Agreement is not signed by each of the Mokume Stockholders.  However the parties agree that Mokume Stockholder who do not sign it on the Effective Date will be permitted to execute, enter into and deliver this Agreement and become a party to at any time subsequent to the Effective Date. Accordingly, in order to induce Versant to enter into this Agreement, each Signatory Mokume Stockholder who owns more than 25,000 Merger Shares and who has signed this Agreement on the Effective Date (the “Original Signatory Stockholders”) hereby agrees with Versant as follows:

5.1           Such Original Signatory Stockholder will use his or her best efforts to cause each of the other Mokume Stockholders who is not an Original Signatory Stockholder to execute and deliver signature pages to this Agreement and to become a party hereto by October 26, 2003; and

5.2           Such Original Signatory Stockholder will indemnify, defend and hold Versant harmless from and against (a) any claim, demand, suit or other proceeding made or asserted by any Mokume Stockholder who is not a Signatory Mokume Stockholder to the extent it arises out of or is related to this Agreement or any transaction or agreement made or contemplated under this Agreement or the performance of this Agreement and (b) any damages, loss or liabilities Versant may incur to any Mokume Stockholder or Stockholders who do not enter into, execute and deliver this Agreement to the extent such damages, loss or liabilities arise or result from Versant’s entering into or performing this Agreement or from any transaction or agreement made or contemplated under this Agreement.

6.             Effect of Stock Splits, Etc.  All numbers of shares referred to in this Agreement shall be deemed to be equitably and proportionally adjusted to reflect any subsequent stock split or subdivision, or any reverse stock split or combination, of Versant’s Common Stock, or any dividend of shares of Versant Common Stock declared on shares of Versant’s Common Stock; however no such adjustment shall be made on account of any conversion of shares of Versant’s Preferred Stock into Common Stock or any other issuance by Versant of any shares of its Common Stock.

7.             Effect of this Agreement.  Except as expressly amended by this Amendment  Agreement, the Merger Agreement shall remain in full force and effect in accordance with its terms.  In the event of any inconsistency or conflict between the terms of the Merger Agreement and this Amendment Agreement, this Amendment Agreement will govern and prevail.

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This Amendment Agreement may be executed in counterpart signature pages, all of which together shall constitute one instrument.

In Witness Whereof, the undersigned have executed and delivered this Amendment Agreement effective as of the date and year first above written.

VERSANT CORPORATION

By:

Title:

THE MOKUME STOCKHOLDERS

EXHIBIT A

Holding of Mokume Stockholders